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                                                                   EXHIBIT 10.6F




                           ASSETS PURCHASE AGREEMENT


         THIS AGREEMENT is made this 1st day of December 1997, by and among MIROCON, INC. a Colorado corporation ("Seller"), Ronald R. Rudzinski ("Shareholder"), and FDC GROUP, INC., a Colorado corporation ("Buyer").

                             EXPLANATORY STATEMENT

         A. Seller engages in the business of supplying credit reports (mortgage or rental) and employment screening reports ("Products");

         B. Shareholder owns of record all of the outstanding shares of the capital stock of Seller, and constitutes the sole director of Seller;

         C. Seller, as a franchisee, and Buyer, as a franchisor, are bound by a Franchise Agreement dated July 17, 1987 (the "Franchise Agreement") pursuant to an Assignment of Franchise dated November 1, 1989.

         D. Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets of Seller, as described in Section 1 below, on the terms and subject to the conditions hereinafter contained.

                                   AGREEMENT

         In consideration of the mutual covenants, promises, agreements, representations warranties contained in this Agreement, the parties agree as follows:


         1.      Purchase and Sale of Assets.

                 1.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at Closing on the Closing Date (as set forth in Section 10 below), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of the right, title and interest of Seller in and to the following property and assets of Seller (the "Assets"), which constitute substantially all of Seller's property and assets (except for the Excluded Assets as set forth in Section 1.2 below), free and clear of any liens, encumbrances and adverse claims except as otherwise specifically provided herein. The following tangible and intangible assets, interests and rights shall be sold, assigned, transferred, by Seller to Buyer, and the Buyer shall assume the lease described in Exhibit 3, in consideration of the Purchase Price (as defined below) and other consideration, as set forth below:

                          1.1.1.  All of Seller's equipment, computers,
printers, furniture, fixtures, materials, supplies, customer deposits, deposits and prepayments to Seller's suppliers or vendors, and other assets including, but not limited to, all such assets, interests and rights as described in
Exhibit 1A attached hereto and made part hereof (the "Operating Assets").
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                          1.1.2.  Except with respect to any representations or
warranties which survive termination, the following agreements shall terminate as of the Closing Date: (i) the Franchise Agreement, and (ii) the EMPfacts Rental Software System License with Buyer's affiliate, Lenders Resource, Incorporated.

                          1.1.3.  Except for such items as are identified in
Section 1.2.3 below, all of Seller's agreements and unfilled or partially filled orders with Seller's customers for sales and all claims, whether or not presently identified or existing, against past or present customers of Seller, including but not limited to the agreements, orders and claims described in
Exhibit 1B attached hereto and made part hereof (the "Customer Agreements").

                          1.1.4.  All of Seller's customer lists and Seller's
customer sales files.

                          1.1.5.  The Noncompetition Agreement among Seller,
Shareholder and Buyer as provided in Section 1.4 below.

                          1.1.6.  All of Seller's goodwill (the "Goodwill").

                          1.1.7.  All of Seller's business records which are or
may be related to the Assets, including, but not limited to, employment and personnel records, books and records relating or pertaining to Seller's business of supplying Products, including all sales records and similar data, records of purchases or leases of services or goods from third parties, agreements or contracts relating to Seller's business and financial data (hereinafter collectively referred to as the "Records").

                          1.1.8.  Any and all rights Seller has (if any) in and
to the tradename "Factual Data".

                 1.2 Excluded Assets. The following shall be excluded from the Assets being sold or leased and transferred or assigned to Buyer hereunder; all other assets and property of Seller of any kind or nature shall be included in the Assets:

                          1.2.1.  Seller's cash on hand and bank deposits at
the time of Closing.

                          1.2.2.  All billed accounts receivable or other
receivables from Seller's customers with respect to completed sales of Products or as to which services were performed or Products were delivered to Seller's customers, as may be applicable, and Seller, in the regular and ordinary course of business consistent with Seller's usual practices, generated and sent invoices or statements to such customers before the Effective Date (as defined in Section 1.6).

                          1.2.3.  Refundable income taxes, prepaid interest,
prepaid insurance, investments in securities and negotiable instruments, loans receivable and claims except for the items set forth in Section 1.1.3 above.





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                 1.3.     Purchase Price for the Assets; Allocations.  The
purchase price for the Assets identified in Section 1.1 above shall be $520,500 (the "Purchase Price"), subject to adjustment as provided hereafter. The parties agree that the Purchase Price for the Assets described in Section 1.1 shall be allocated as follows:

                 Operating Assets                          $ 24,000

                 Customer Lists/Agreements                 $440,000

                 Noncompetition Agreement                  $ 50,000

                 Goodwill                                  $  6,500

The parties agree to negotiate in good faith to adjust the foregoing allocations and to complete and file IRS Form 8594.

                 1.4. Noncompetition Agreement. As of Closing, Seller, Ronald R. Rudzinski and Buyer shall enter into the Noncompetition Agreement, in the form attached as Exhibit 2 and made part of this Agreement, under which Seller and Ronald R. Rudzinski shall agree not to compete with the business of Buyer for a period of five years as set forth therein within the State of Colorado.

                 1.5. Payment of Purchase Price. The Purchase Price shall be paid as provided in Section 10.4 below in connection with Closing.

                 1.6 Effective Date. The effective date of this Agreement shall be December 1, 1997 (the "Effective Date"), notwithstanding that the Closing Date, as defined in Section 10.1 may be at a later date. All fees and revenues for work and services performed by Seller on and after the Effective Date shall be payable to, and the property of, Buyer. Buyer shall be responsible for, and shall pay, all ordinary and reincurring operating costs on and after the Effective Date unless such expenses were appropriately payable prior to the Effective Date in accordance with generally accepted accounting principles (e.g., the expense relates to revenue earned and invoiced prior to the Effective Date). Such expenses shall include, but not be limited to, office rent, ordinary monthly employee expenses (but shall not include any Christmas or annual bonuses), and utilities. Buyer shall not be responsible for any extraordinary or nonrecurring expenses or expenditures incurred by Seller prior to the Closing Date.

                 1.7 Prepayments. Buyer may deduct from the Purchase Price the portion of any prepayment paid for services received by Seller prior to the Effective Date which have not been earned by Seller as of the Effective Date in accordance with generally accepted accounting principles.

         2. Transition Assistance. Shareholder, for a period of 120 days after the Closing, agrees to reasonably assist and support Buyer as necessary in connection with the assumption of Seller's business. Such assistance, which shall include availability by telephone, may





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include, among other things, and with adequate notice meeting with the Seller's customers and accounts and assisting with the transfer of such customers and accounts in order to ensure an orderly transition. During such 120 day period, Shareholder shall not be considered an employee of Buyer, and he shall not be entitled to any compensation or employee benefits.

         3. Liabilities of Seller. Unless specifically listed on Exhibit 3, Seller shall be and remain solely liable and responsible for all debts, obligations, duties, and liabilities of Seller and Seller's business and with respect to the Assets. Prior to the Effective Date, Buyer does not and shall not assume, agree to pay or pay any debts, obligations, duties or liabilities of any nature of Seller, or related to Seller's business, including, but not limited to, any debts, obligations, duties or liabilities relating to Seller's employees or employee benefit plans, regardless of whether any such debt, obligation, duty or liability arises under any contract, agreement, practice, arrangement, law or otherwise. Nothing in this Agreement or otherwise is intended or shall be construed to the contrary. The parties further agree that Buyer shall not be obligated to employ any of Seller's employees. Shareholder acknowledges that he has no personal liabilities which relate to, or encumber, the Seller's business or the Assets.

         4. Present and Reasonably Equivalent Value. The transactions contemplated by this Agreement are intended by the parties to be a contemporaneous exchange between Seller and Buyer. The transactions contemplated by this Agreement represent a regularly conducted, non-collusive sale and have been negotiated by the parties and their respective professional advisors in an arm's-length manner with due regard for the respective obligations of the parties and value of the Assets.

         5.      Phone, Mail, Deliveries and Name of Seller.

                 5.1 Phone. For a period of 30 days following the Closing Date and until the end of the calender month thereafter, Seller grants to Buyer the exclusive use of the present telephone with Seller's present telephone number.

                 5.2. Mail and Deliveries. The parties agree that Buyer may accept all mail and deliveries addressed to the name of Seller to any of Seller's present business addresses, and Buyer shall promptly deliver to Seller all such mail and deliveries. Buyer may open such items as Buyer reasonably concludes may include customer payments; provided however, that all checks and customer payments of Seller's receivables prior to the Effective Date shall be promptly delivered to Seller. Promptly after Closing, Buyer shall provide notice to Seller's customers as warranted of the assignment of the Customer Agreements. Seller shall promptly deliver to Buyer all mail and deliveries, which Seller receives, belonging to Buyer, including any payments or monies belonging to Buyer.

         6. Customer Lists and Records. Promptly following the execution of this Agreement, Seller shall furnish Buyer with a list of all of Seller's customers, which shall include a complete and correct list of all of Seller's past and present customers and their addresses (insofar as Seller possesses records of past customers) which shall be attached as Exhibit 4 and made part of this Agreement. Seller shall further provide such other and further information





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as Buyer may from time to time reasonably request in respect of the business of
Seller, including customer sales files and applicable portions of the Records.

         7. Approvals, Consents, Permits, Licenses and Authorizations. The parties shall use their best efforts to obtain such approvals, consents, permits, licenses and authorizations, if any, required under any laws or regulations, by any governmental authority, or by any third parties, pursuant to any existing agreements, leases, loans or otherwise, as may be required to lawfully complete the transactions set forth in this Agreement. Seller agrees to cooperate fully, execute, acknowledge and deliver such instruments and documents and take all such other and further actions as may be necessary or desirable in order to obtain such approvals, consents, permits, licenses and authorizations.

         8.      Representations and Warranties.

                 8.1. Representations and Warranties of Seller and Shareholder. Seller, and when specified, Shareholder, represent and warrant to Buyer as of the Closing Date that:

                          8.1.1.  Ownership of Seller's Stock.  Shareholder and
Michaeline K. Rudzinski are the sole and exclusive record and beneficial owners of all of the outstanding shares of the capital stock of Seller, and constitute all of the directors and officers of Seller. All of the foregoing issued and outstanding shares are fully paid and non-assessable, and none of the outstanding shares are subject to any liens, encumbrances, restrictions, adverse claims, voting trusts or voting agreements, nor have any such shares been pledged. Shareholder has the absolute and unconditional right, power and authority to cause Seller to sell, assign, transfer and deliver the Assets to Buyer in accordance with the terms of this Agreement and to consummate the transactions set forth in this Agreement. There are no existing subscriptions, options, warrants or agreements for Seller to issue any additional shares of stock or for Shareholder to sell or otherwise dispose of his shares of stock.

                          8.1.2.  Due Organization; Name and Address; Good
Standing, Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has full right, power and authority to own, lease and operate its properties and assets, and to carry on its business. Seller is duly licensed, qualified and authorized to do business in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it make such licensing, qualification and authorization legally necessary. Seller is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of Seller's articles of incorporation (the "Articles") or bylaws (the "Bylaws").

                          8.1.3.  Authorization and Validity of Agreements.
Seller has the legal capacity, right, power, and authority to enter into this Agreement and the agreements made part of this Agreement. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions as set forth in this Agreement has been duly and validly authorized by all necessary corporate and Shareholder actions. This Agreement has been duly executed and delivered by Seller and Shareholder and is the legal, valid and binding





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obligation of Seller and Shareholder, enforceable against Seller and
Shareholder in accordance with its terms. The agreements and documents made part of this Agreement, when duly executed and delivered by Seller and Shareholder, will be the legal, valid and binding obligations of Seller and Shareholder, respectively, enforceable against Seller and Shareholder in accordance with the respective obligations of the parties herein, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

                          8.1.4.  Agreement Not in Conflict with Other
Instruments; Required Approvals Obtained. The execution, delivery and performance of this Agreement and the agreements and documents made part of this Agreement and the consummation of the transactions contemplated by this Agreement and such agreements and documents will not (a) violate or require after Closing any consent, approval, or filing under, (i) any law, statute, rule, regulation of any government or governmental authority, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental authority by which Seller, Shareholder or any of the Assets are bound; (b) conflict with or after Closing require any consent, approval, or filing under, result in the breach, default or termination of any provision of, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Assets pursuant to, (i) Seller's Articles or Bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement to which Seller or Shareholder is a party or by which Seller, Shareholder or any of the Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, governmental authority by which Seller, Shareholder or any of the Assets is bound. All permits, licenses, consents, approvals and authorizations required by any laws or regulations, governmental authorities or third parties to be obtained prior to Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

                          8.1.5.  Conduct of Business in Compliance with
Regulatory and Contractual Requirements. To its knowledge, Seller has conducted and is conducting its business in compliance with all applicable laws and governmental regulations and all contracts and agreements to which Seller may be a party. The Operating Assets, the use, operation and maintenance thereof; (i) are in compliance with all applicable laws and regulations, and
(ii) are in compliance with all restrictions, covenants, agreements, contracts, commitments, understandings and arrangements applicable with respect thereto.

                          8.1.6.  Legal Proceedings.  (a)  There is no action,
suit, proceeding, claim or arbitration, or any investigation by any person or entity, including, but not limited to, any governmental authority, (i) pending (or to the knowledge of Seller or Shareholder, threatened), to which Seller or Shareholder is or may become a party, against or relating to Seller, Seller's business or any of the Assets, or (ii) challenging Seller's or Shareholder's right to execute, deliver, perform or complete the transactions set forth in this Agreement or the agreements and documents made part of this Agreement, or
(iii) asserting any right with respect to any of the Assets. (b) Reference is made to a letter dated November 26, 1997, and a letter in response thereto, all of which is attached as Exhibit 8.1.6.





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                          8.1.7.  Financial Information.  Attached hereto and
made part hereof as Exhibit 5 are copies of the unaudited Balance Sheets of Seller as of October 31, 1997 and the Operating Statements of Seller for the period ended October 31, 1997, and provided by Seller to Buyer (the "Financial Statements"); and as provided in Section 9.1.2 below, a balance sheet of Seller as of November 30, 1997 and operating statement of Seller for the 11 months ended November 30, 1997, will be added to the Financial Statements and will be attached to and made part of Exhibit 5. The Financial Statements are in accordance with the books and records of Seller, are true, correct and complete and accurately present Seller's financial position as of the dates set forth therein and the results of Seller's operations for the periods then ended; all such Financial Statements are in conformity with the accounting principles historically utilized by Seller and applied on a consistent basis during each period and on a basis consistent with that of prior periods.

                          8.1.8.  Tax Matters.  Attached hereto as Exhibit 6
are complete and correct copies of the income tax returns of Seller for Seller's two calendar years ended December 31, 1996, 1995, (collectively, the "Returns"), as filed by Seller with the Internal Revenue Service (the "IRS"). All information reported on the Returns is true, accurate, and complete. Seller is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any government or governmental authority or agency, and has duly and timely filed with all appropriate governmental authorities or agencies all tax returns, information returns, and reports required to be filed by Seller. Except for accruals for taxes payable (the "Accrued Taxes") as set forth in Seller's Balance Sheet as of November 30, 1997 (the "Balance Sheet") and accruals for the period of time thereafter until Closing, which are not presently due and payable, Seller has paid in full all taxes, interest, penalties, assessments and deficiencies owed by Seller to all taxing authorities. All taxes and other assessments and levies which Seller is required by applicable Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or agencies or are properly held by Seller for such payment. All claims by the IRS or any state or local taxing authorities for taxes due and payable by Seller have been paid by Seller. The provisions for the Accrued Taxes are adequate for the payment of all of Seller's liabilities for unpaid taxes (whether or not disputed). For all federal income tax returns examined by the IRS, such examinations have been completed and any deficiencies or assessments claimed or made have been paid or settled. There are no pending examinations by the IRS for any periods of time up to the date of this Agreement of which Seller is aware or which Seller has reason to anticipate will be conducted by the IRS. Seller is not a party to or aware of any suit, proceeding, or assessment against Seller for the collection of taxes by any taxing authority.

                          8.1.9.  Title to the Assets; All Assets of Seller.
Seller has sole and exclusive, good and marketable title to all of the Assets free and clear of any and all pledges, claims, threats, liens, restrictions, agreements, leases, security interests, charges and encumbrances. All of the Operating Assets are in good, working and operating condition and repair, reasonable wear and tear excepted, fit for their intended purposes, and free from any defects known to Seller. Seller is selling, assigning and transferring to Buyer all of Seller's material assets, except for the Excluded Assets as provided in Section 1.2 above, and all of the





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Assets (as defined in Section 1.1 above) have been and will by Closing be identified to Seller and sold, assigned and transferred to Buyer as provided by this Agreement.

                          8.1.10. Records.  The Customer List and Records,
including, but not limited to, the lists of Seller's customers and sales files, and all other due diligence materials that have been delivered by Seller to Buyer or access to which has been made available to Buyer; or that shall be delivered by Seller to Buyer or made accessible to Buyer, are true, complete and correct.

                          8.1.11. Employment Matters.  None of Seller's
employees are covered by a collective bargaining agreement or are represented by a labor organization, and Seller is not aware of any union organizational activity. To Seller's knowledge, Seller has complied with all laws and regulations concerning its employees, and there are no pending or threatened proceedings or lawsuits by or on behalf of any former or current employee before any court or government agency. Seller has not entered into any employment agreements with any of its employees, and all employees may be terminated at will. Seller has paid all wages, bonuses, commissions and other benefits and sums due (and all required taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments (and pro rata accruals for a portion of a year) to its employees up to the Effective Date. Seller has maintained in effect all insurance policies and other employee benefits covering any employee claims incurred through the Closing Date. Buyer is under no obligation or duty, whether under any contract or otherwise, relating to compensation or benefits for Seller's employees, arising out of or in connection with the transactions contemplated by this Agreement, and Seller has made no commitment and is under no obligation to cause Buyer to assume or to be responsible for any such obligation, duty or liability to any of Seller's employees except as specified in Section 1.6.

                          8.1.12. Absence of Certain Changes or Events.  Since
October 31, 1997, Seller has not:

                                  8.1.12.1.      Incurred any indebtedness,
obligation, duty or liability (contingent or otherwise) or acted as a guarantor or surety of any debt, except normal trade or business obligations incurred in the ordinary course of Seller's business, as such business has been operated historically.

                                  8.1.12.2.      Subjected to pledge, lien,
charge, claim, security interest, agreement, deed of trust or encumbrance any of the Assets.

                                  8.1.12.3.      Sold, assigned, transferred,
leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of the Assets, except for Assets sold or used in the ordinary course of Seller's business, as such business has been operated historically, at the full prices and rates currently in effect, without discount or rebate.

                                  8.1.12.4.      Suffered any material adverse
change in Seller's operations, earnings, assets, liabilities, or business (financial or otherwise).





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                                  8.1.12.5.      Other than in the ordinary
course of Seller's business, as such business has been operated historically, made any payment or entered into any transaction, contract, agreement, lease, arrangement, understanding or commitment.

                                  8.1.12.6.      Failed to pay any indebtedness
or other obligation, including any taxes and other charges, when due.

                                  8.1.12.7.      Dissolved, liquidated, or made
any change to the corporate structure of organization or the capital stock or formed or acquired any interest in any subsidiary, person or entity.

                          8.1.13. Adverse Conditions.  Seller does not have any
knowledge of any past, present or future condition, state of facts or circumstances which has affected or which might affect adversely the business of Seller or prevent Buyer from carrying on Seller's business with respect to the Assets. Neither Seller nor Shareholder is a party to any contract or agreement which might or could adversely affect their performance under this Agreement or which could adversely affect Buyer's interests with respect to this Agreement and the Assets. Seller maintains adequate policies of insurance, consistent with good commercial practices, to protect the business, property and assets of Seller, and said policies are sufficient to replace the Operating Assets in the event of casualty or loss.

                          8.1.14. Full Disclosure.  This Agreement (including
the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Seller which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or Seller's financial condition, operations, business, earnings, assets, or liabilities. All material contracts of Seller have been disclosed to Buyer and copies of such contracts provided to Buyer. All material contracts of Shareholder relating to or which could affect the business or affairs of Seller, this Agreement, or the Assets have been disclosed to Buyer and copies of such contracts provided to Buyer. Seller and Shareholder have complied with all such contracts and are not in default or breach of any of them.

                          8.1.15. Customers.  Seller is not are aware that any
customer of Seller intends to cease doing business with Seller or intends to alter adversely the amount of business such customer has done with Seller.

                          8.1.16. Operation of Business.  Since October 31,
1997, Seller has used its best efforts to preserve the business of Seller and the Assets. Since October 31, 1997, Seller has maintained and preserved its business and the Assets at or above the levels at which the business was previously operated and at or above the amounts and values previously represented to Buyer, and the relationship of Seller with its suppliers and customers.

                          8.1.17. Disclaimer of Fraudulent Intent.  Seller and
Shareholder, with respect to each of their respective obligations hereunder, represent and warrant that the





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transactions described in this Agreement have been undertaken by them in good faith, considering their obligations to any person or entity to whom Seller and Shareholder owe a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured (collectively such persons with such claims are called "Creditors" under this paragraph), and have undertaken these transactions without any intent to hinder, delay or defraud any such Creditors, and have not and will not conceal this transaction or the proceeds of this transaction from any such Creditors. Seller and Shareholder further represent and warrant that: (1) they will not retain possession or control of any of the property transferred under this Agreement following Closing, except as expressly provided in this Agreement and thereafter to be managed at Seller's discretion; (2) Seller and Shareholder, to their knowledge, have not been sued or threatened with suit by any Creditor prior to the execution of this Agreement, except as fully disclosed in an exhibit to this Agreement; (3) Seller and Shareholder have not removed or concealed any assets from any Creditors; (4) Seller and Shareholder have not incurred any individual or aggregate substantial debt in connection with the Assets or business of Seller that is significantly greater than the normal and customary debts of Seller and Shareholder in the ordinary course of business; (5) Seller and Shareholder do not contemplate and have no reason to contemplate that they will seek protection under the bankruptcy laws; and (6) Seller believes in good faith that it will receive consideration reasonably equivalent to the value of the Assets transferred under this Agreement.

                          8.1.18. Representations as to Solvency.  Seller
represent and warrant that:

                                  8.1.18.1.      Prior to Closing, Seller has
not incurred, does not intend to incur and has no reasonable basis to believe that it will incur any debts beyond its respective ability to pay as they become due;


                                  8.1.18.2.      Seller has assets greater than
Seller's debts, based upon a fair valuation;


                 8.2. Representations and Warranties of Buyer. Buyer represents and warrants to Seller, as of the date of this Agreement and as of Closing that:

                          8.2.1.  Due Organization; Name and Address; Good
Standing, Authority of Seller. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has full right, power and authority to own, lease and operate its properties and assets, and to carry on its business. Buyer is duly licensed, qualified and authorized to do business in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it make such licensing, qualification and authorization legally necessary. Buyer is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of Seller's articles of incorporation (the "Articles") or bylaws (the "Bylaws").





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                          8.2.2.  Authorization and Validity of Agreements.
Buyer has the legal capacity, right, power, and authority to enter into this Agreement and the agreements made part of this Agreement. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions as set forth in this Agreement has been duly and validly authorized by all necessary corporate and shareholder actions. This Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. The agreements and documents made part of this Agreement, when duly executed and delivered by Buyer, will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with the obligations of the parties, respectively, herein, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

                          8.2.3.  Agreement Not in Conflict with Other
Instruments; Required Approvals Obtained. The execution, delivery and performance of this Agreement and the agreements and documents made part of this Agreement and the consummation of the transactions contemplated by this Agreement and such agreements and documents will not violate or require after Closing any consent, approval, or filing under, (i) any law, statute, rule, regulation of any government or governmental authority, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental authority by which Buyer is bound. All permits, licenses, consents, approvals and authorizations required by any laws or regulations, governmental authorities or third parties to be obtained prior to Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

         9.      Particular Covenants.

                 9.1. Affirmative Covenants. Seller and Shareholder, respectively, covenant, promise and agree that from the date hereof and afterwards until this Agreement is fully performed Seller and Shareholder shall:

                          9.1.1.  Exert their best efforts to prevent the
occurrence of any event which could result in their respective representations and warranties contained in this Agreement not being true and correct as of the date of this Agreement or thereafter as may affect the Assets, the performance of any portion of this Agreement or any of Buyer's rights under this Agreement, and Seller or Shareholder, as the case may be, shall promptly notify Buyer of the occurrence of any event or the discovery of any fact which would cause any of their respective covenants, promises and agreements to be breached or violated or any of their representations and warranties to become not true and correct or which could interfere with or prevent the completion of the transactions or other performance contemplated by this Agreement.

                          9.1.2.  By December 31, 1997, Seller shall provide to
Buyer a balance sheet of Seller as of November 30, 1997 and an operating statement of Seller for the 11 months ended November 30, 1997.

                 9.2. Risk of Loss. All risk of loss or damage to or destruction of the Assets, in whole or in part, shall be and remain with Seller until Closing. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause the repair of the damaged property to its condition prior to the damage. If replacements, repairs, or restorations are not completed prior to Closing and will not be covered by Seller's insurance, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration within 30 days following Closing. If Buyer and Seller are unable to agree, then Buyer, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, may rescind this Agreement.

                 9.3. Negotiations with Other Persons. Seller has not initiated, encouraged the initiation by others, or participated in any discussion or negotiations with any other person or entity relating to the sale of any or all of the Assets, the business of Seller or any securities issued by Seller within the four months prior to the Effective Date of this Agreement.

         10.     Closing.

                 10.1. Place. The closing of the purchase and sale of the Assets and other transactions contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at Buyer's offices, on or before December 31, 1997, unless extended by written agreement of Buyer and Seller. The date of Closing shall be the date this Agreement is executed by the parties hereto ("Closing Date").

                 10.2. Seller's and Shareholder's Conditions to Close. Seller's obligations to close the transactions contemplated hereby at Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the party entitled to the benefit thereof:

                          10.2.1. All representations and warranties made by
Buyer in this Agreement shall be complete and accurate at and as of Closing.

                          10.2.2. All covenants, promises and agreements made
by Buyer in this Agreement and all other actions required to be performed or complied with by Buyer under this Agreement prior to or at Closing shall have been fully performed or complied with by Buyer.

                          10.2.3  Buyer shall deliver and execute all documents
and funds as are required in this Agreement.

                 10.3. Buyer's Conditions to Close. Buyer's obligation to close the transactions contemplated hereby at Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by Buyer (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by Seller or Shareholder in this Agreement):

                          10.3.1. All representations and warranties made by
Seller and Shareholder in this Agreement shall be complete and accurate at and as of Closing.

                          10.3.2. All covenants, promises and agreements made
by Seller and Shareholder, respectively, in this Agreement and all other actions required to be performed or complied with by Seller and Shareholder under this Agreement prior to or at Closing shall have been fully performed or complied with by Seller and Shareholder.

                          10.3.3. Seller and Shareholder shall not have
concealed this transaction from any creditor of Seller or Shareholder who contractually or legally has a right to notice of the sale of the Assets; Seller and Shareholder shall not have been sued or threatened with suit, except as otherwise fully disclosed to Buyer in an exhibit to this Agreement and waived by Buyer as a condition precedent to Closing; Seller shall have assets greater than Seller's debts, using a fair valuation;

                          10.3.4. There shall not have occurred any material
adverse change in the business of Seller or in the Assets since October 31, 1997.

                          10.3.5. Buyer shall have received all things required
to be delivered or furnished to Buyer by Seller and Shareholder hereunder prior to or at Closing.

                 10.4. Actions to Be Taken at Closing. At Closing, the following actions, among others, shall occur:

                          10.4.1. Seller shall deliver to Buyer at or before
Closing all updated information and listings as set forth herein.

                          10.4.2. Seller shall execute and deliver to Buyer a
Warranty Bill of Sale, in the form attached as Exhibit 7 and made part of this Agreement, pursuant to which Seller shall sell, assign, and transfer to Buyer the Operating Assets.

                          10.4.3. Seller shall execute and deliver to Buyer a
Warranty Assignment, in the form attached as Exhibit 8 and made part of this Agreement, and any additional assignments and documents, pursuant to which Seller shall sell, assign and transfer to Buyer the Customer Agreements and any other rights and interests provided herein as may be applicable.

                          10.4.4. Seller, Shareholder and Buyer shall execute
and deliver the Non-Competition Agreement in the form attached hereto as
Exhibit 2.

                          10.4.5. Buyer shall have delivered by cashiers's
check or wire transfer into Seller's account, as Seller shall designate, the amount of $50,000 towards the Purchase Price. Buyer shall execute and deliver to Seller a Promissory Note in the amount of $470,500. The Promissory Note shall be in the form attached hereto as Exhibit 9.

                 10.5. Operation of Business. From and after the close of business on the day immediately preceding the Closing Date, Seller shall cease to operate its business in connection with the Assets and as provided in the Non- competition Agreement and shall thereafter not take any action with respect to any of the Assets, except as expressly provided herein or otherwise by agreement.

         11.     Indemnification; Remedies.

                 11.1. Indemnification and Payment of Damages. Each party, respectively, will indemnify and hold harmless the other party and its shareholders, affiliates, officers, directors, employees, representatives and agents (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons, the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising directly or indirectly, from or in connection with:

                          11.1.1. Any breach ("Breach," defined as including
but not limited to any material misrepresentation or omission of material information or that any representations or warranties are untrue as provided herein) of any representations or warranties made by a party to this Agreement or any other agreement, document or certificate delivered pursuant to this Agreement, including any Breach as if any such representations or warranties were made on and as of the Closing Date or afterwards, if applicable, unless otherwise disclosed to the Indemnified Person and to which the Indemnified Person agrees in writing before Closing;

                          11.1.2. Any Breach by a party to this Agreement of
any covenant or obligation of such party in this Agreement or any agreement made part of this Agreement;

                          11.1.3. Any services provided by Seller prior to the
Closing Date;

                          11.1.4. Any claim by any person for brokerage or
finder's fees or commissions in connection with this Agreement or the transactions provided in this Agreement as a result of any agreement, arrangement or understanding as to which Seller was a party.

The remedies provided in this Section 11.1 will not be exclusive of or limit any other remedies that may be available to the Indemnified Persons.

                 11.2.    Defense of Third Party Claims.

                          11.2.1. In the event of any claim made or threatened
or the commencement of any proceeding or lawsuit by any third party for which an Indemnified Person may seek indemnity under Section 11.1 above, the Indemnified Person shall promptly notify the indemnifying party of such claim, but the failure to provide such notice will not relieve the indemnifying party of any liability that they may have under this Section 11, except to the extent that they demonstrate that the defense of such claim, proceeding or lawsuit is prejudiced by the failure to give such notice. If the Indemnified Person, in its sole discretion, consents, and upon such terms as the Indemnified Person may impose, the indemnifying party may elect to assume the defense of such claim, proceeding or lawsuit, at the indemnifying party's expense.

                          11.2.2. In the event the indemnifying party assumes
the defense of any such claim, proceeding or lawsuit, (i) it will be conclusively established for purposes of this Agreement that such claim, proceeding or lawsuit is within the scope of and subject to indemnification hereunder; and (ii) no compromise or settlement which may or could in any respect adversely affect an Indemnified Person may be effected without such person's written consent, and the Indemnified Person shall have no liability for any compromise or settlement effected without such person's written consent.

                          11.3.3. The parties hereby consent to the
jurisdiction of the courts in the State of Colorado upon a claim for indemnification under this Section 11. Furthermore, the parties agree that the laws of Colorado shall apply.

         12. Taxes. All use taxes incurred in connection herewith shall be the obligation of the Buyer.

         13.     Miscellaneous.

                 13.1. Fair Meaning. The parties acknowledge that this Agreement is the product of arms-length negotiations among persons with substantially equal bargaining power and shall not be construed against the party which accepts primary responsibility for drafting this Agreement. The language in this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any party.

                 13.2. Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any agreement or document delivered or to be delivered pursuant to this Agreement or at or in connection with Closing) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 13.3. Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy or other reasonable verification of delivery, or (b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

                          (i)     If to Seller or Shareholder, to:

                                  Ronald R. Rudzinski
                                  8311 Bruns Drive
                                  Fort Collins, Colorado  80525
                                  with a copy to:

                                  Peter M. Nemkov, Esq., P.C.
                                  950 South Cherry Street, Suite 1502
                                  Denver, Colorado 80222


                          (ii)    If to Buyer:

                                  Jerald H. Donnan, President
                                  FDC Group, Inc.
                                  3665 JFK Parkway, Building 1
                                  Fort Collins, Colorado  80525

                                  with a copy to:

                                  Samuel E. Wing, Esquire
                                  Jones & Keller, P.C.
                                  1625 Broadway, Suite 1600
                                  Denver, Colorado 80202

or to such other address of which written notice in accordance with this
Section 13.3 shall have been provided by such party. Notices may be given only in the manner hereinabove described in this Section 13.3 and shall be deemed received upon delivery or three business days following the deposit of the notice in the United States mail as provided above.

                 13.4. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

                 13.5. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

                 13.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal and legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

                 13.7. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

                 13.8. Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

                 13.9. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 13.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, together including the signature of each party hereto, shall be deemed to be one and the same instrument.

                 13.11. Applicable Law; Jurisdiction and Venue; Service of Process. This Agreement shall be deemed to have been made in the State of Colorado; the parties agree that Colorado has the most significant relationship to this Agreement; and this Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Colorado. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Colorado or the Federal Courts in the District of Colorado, and venue for all such suits, proceedings and other actions shall be in Fort Collins, Colorado. The parties hereby waive any claim against or objection to in personam jurisdiction and venue in the Federal or state courts in Fort Collins, Colorado.

                 13.12. Remedies. The parties hereto acknowledge that in the event of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                 13.13 Further Assurances. The parties hereto agree to execute, acknowledge, and deliver, after the date hereof, without additional consideration, such further reasonable assurances, instruments and documents, and to take such further actions, as the other party may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

                 13.14 Confidential. This Agreement and all terms and conditions of this Agreement are confidential and of a personal nature, and neither party shall disclose or make known to any third person any of the terms or conditions herein except for disclosure to each parties legal counsel and accounting professional.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

SELLER:                                       BUYER:

MIROCON, INC.                                 FDC GROUP, INC.


By: /s/ Ronald R. Rudzinski                   By:  /s/ Jerald H. Donnan
   -----------------------------------           -------------------------------
   Ronald R. Rudzinski, President                Jerald H. Donnan, President and
                                                 Chief Executive Officer

SHAREHOLDER:


/s/ Ronald R. Rudzinski
--------------------------------------
Ronald R. Rudzinski, individually

                                  EXHIBIT LIST


Exhibit - Listed and Described Assets
        1A                Operating Assets
        1B                Customer Agreements

Exhibit 2                 Noncompetition Agreement

Exhibit 3                 Assumed Liabilities

Exhibit 4                 Customer List

Exhibit 5                 Financial Statements

Exhibit 6                 Tax Returns

Exhibit 7                 Warranty Bill of Sale

Exhibit 8                 Warranty Assignment

Exhibit 9                 Promissory Note

                     Furniture List                                  Equipment List
                     --------------                                  --------------
1.        13 Secretarial desks                   1.        1 File Server 486 D2-66/Novell 3.12

2.         4 Desks with left return              2.        1 Ascend Pipeline

3.         1 small secretarial desk              3.        1 Pitney-Bowes postage machine

4.         1 Computer workstation                4.        4 Fax machines

5.         1 Computer desk                       5.        1 Omega phone system

6.         4 Manager chairs                      6.        1 Carpet sweeper

7.        23 Secretarial chairs                  7.        1 Phone system CD player

8.         8 Side chairs                         8.        1 IBM elec. typewriter

9.         1 Round lunch table                   9.        1 Toshiba copier

10.        4 Computer tables                     10.       1 Calculator

11.        1 Oak planter                         11.       1 H.P. 3Si printer

12.        3 Wall clocks                         12.       1 H.P. 4Si printer

13.       21 Wastebaskets                        13.       1 H.P. lll printer

14.        1 Refrigerator on cart                14.       1 H.P. ll printer

15.        2 Bookcases                           15.       3 Coffee pots

16.       12 Almond file cabinets                16.      21 Phones

17.        2 Chocolate file cabinets             17.         Surge protectors

18.        1 Black file cabinet                  18.       1 External modem-Zoom 14,400

19.        1 Oak credenza                        19.       2 Laser font cartridges

20.        1 Almond lateral file                 20.       1 APS power backup

21.        8 Wall dividers                       21.       1 HP Surestore 6000 DAT tape backup

22.       14 Framed pictures                     22.      22 Computer workstations

23.        5 Rolling file cabinets

24.        2 Silk plants

25.        5 Plants

                                   EXHIBIT 1A

                                                                      EXHIBIT 1B


                              CUSTOMER AGREEMENTS


               These Agreements will be made available by Seller
                           or Purchaser after Closing

                                                                       EXHIBIT 2


                            NONCOMPETITION AGREEMENT

         THIS AGREEMENT is made this 1st day of December, 1997, by and among MIROCON, INC., a Colorado ("Mirocon"), Ronald R. Rudzinski
("Rudzinski")(Mirocon and Rudzinski are hereafter together referred to as "Covenantors"), and FACTUAL DATA CORP., a Colorado corporation ("FDC").

                             Explanatory Statement

         Covenantors and FDC are parties to that certain Assets Purchase Agreement dated as of December 1st, 1997 (the "Purchase Agreement"), for sale of substantially all of the assets of Mirocon, and Rudzinski is the sole shareholder of Mirocon.

         FDC desires to preserve the goodwill of Mirocon free from potential harm by Covenantors.

                                   Agreement

         NOW, THEREFORE, in respect of the cash consideration paid to and for the benefit of Covenantors as provided in the Purchase Agreement and the mutual covenants, promises and agreements herein contained, the parties hereto do hereby covenant, promise and agree as follows:

         1.      Covenant Against Competition.

                 1.1. The parties hereto acknowledge and agree that Rudzinski provided services in respect of the business of Mirocon and has knowledge, expertise and relationships with said business and customers of Mirocon which was and is of a special and unusual character and which was and is of a unique value to FDC, and if such knowledge, expertise and relationships were used by Rudzinski, individually, through Mirocon, through another organization, or in any other respect, in competition with FDC, could cause serious harm to the goodwill of Mirocon acquired by FDC pursuant to the Purchase Agreement and the business of FDC which could not be adequately compensated in an action at law. Accordingly, Covenantors agree that, during the five years following the Closing Date (as defined in the Purchase Agreement), Covenantors shall not do any of the following in the State of Colorado with respect to any person or entity located, residing or conducting business in said location:

                          (a)     Offer to sell or lease, or solicit an offer
to buy or lease, any Products (as defined in the Purchase Agreement) to any customers or any persons or entities that are or were customers or accounts of Mirocon or FDC at any time ("Customers") or for the benefit or account of any person or entity other than FDC.

                          (b)     Sell or lease or attempt to sell or lease any
Products to any Customer to or for the benefit or account of any person other than FDC.

                          (c)     Solicit for employment or employ for the
benefit or account of any person or entity other than FDC any employee of FDC; nor shall Covenantors urge, directly or indirectly, any Customers or potential customers to discontinue or not use, in whole or in part, the services and Products of FDC.

                          (d)     Engage, either as a consultant, independent
contractor, proprietor, shareholder, partner, member, manager, officer, director, employee, or otherwise in any business which sells, leases or distributes Products or which otherwise competes with FDC within the geographical described in this section 1.1.

                 1.2. The parties hereto agree that to the extent that any provision or portion of Section 1.1 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

                 1.3. As used in this Section 1, "Customers" shall include any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any such "Customers."

         2. Remedies.

                 2.1. Because the violation by Covenantors of any of the provisions of Section 1 of this Agreement would cause irreparable injury to FDC, and there is no adequate remedy at law for such violation, FDC shall have the right, in addition to any other remedies available at law or in equity, to enjoin either or both of Covenantors in a court of equity from violating such provisions, and no objection as to the form of relief prayed will be raised by either or both of Covenantors, or if raised, shall not be effective, in connection with any such action.

                 2.2. The provisions of Section 2.1 of this Agreement are cumulative. Nothing in this Agreement shall be construed as prohibiting FDC from pursuing any other remedies available to it for a breach or threatened breach of Section 1 of this Agreement, and FDC shall in addition have any remedies provided in the Purchase Agreement, including the right to execute against any security interests granted to FDC therein. Covenantors shall be jointly and severally obligated under this Agreement, and a breach of this Agreement by either of Covenantors shall be deemed to be a breach by both of Covenantors.

         3.      Miscellaneous.

                 3.1. Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be as provided in the Purchase Agreement.

                 3.2. Entire Agreement. This Agreement constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

                 3.3. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

                 3.4. Amendment; Waiver. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver, by the party taking such action, of compliance with any provision herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions or terms hereof.

                 3.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                 3.6. Applicable Law; Jurisdiction and Venue; Service of Process. This Agreement shall be deemed to have been made in the State of Colorado; the parties agree that Colorado has the most significant relationship to this Agreement; and this Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Colorado. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Colorado or the Federal Courts in the District of Colorado, and venue for all such suits, proceedings and other actions shall be in Fort Collins, Colorado.

                 3.7. Attorneys' Fees. The prevailing party shall be entitled to an award of attorneys' fees and expenses against the losing party in connection with any litigation arising in connection with the provisions of this Agreement.

                 3.8. Assignment. This Agreement may not be assigned by either of Covenantors in whole or in part.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

MIROCON, INC.


By: /s/ Ronald R. Rudzinski
    ----------------------------------
    Ronald R. Rudzinski, President



/s/ Ronald R. Rudzinski
--------------------------------------
Ronald R. Rudzinski, individually



FDC GROUP, INC.



By: /s/ Jerald H. Donnan
    ----------------------------------
    Jerald H. Donnan, President and
     Chief Executive Officer

                                                                       EXHIBIT 3

                              ASSUMED LIABILITIES


         In connection with the Assets Purchase Agreement, dated as of December 1st, 1997 (the "Purchase Agreement"), among MIROCON, INC. a Colorado corporation ("Seller"), RONALD R. RUDZINSKI ("Shareholder"), and FDC GROUP, INC., a Colorado corporation ("Buyer"), Buyer hereby assumes the following lease upon execution of the attached Assignment and Consent to the Assignment of Lease:

Office Lease dated August 14, 1990 between Confederation Life Insurance Company (the predecessor landlord) and Mirocon, Inc., a Colorado corporation, as amended on March 30, 1993 and September 30, 1997 (the "Lease").

Buyer:

/s/ Jerald H. Donnan
---------------------------------
Jerald H. Donnan, President

Seller:

/s/ Ronald R. Rudzinski
---------------------------------
Ronald R. Rudzinski, President

                                                                       EXHIBIT 4


                                 CUSTOMER LISTS


           The parties acknowledge that this list has been delivered through computer access from Seller to Buyer

                                                                       EXHIBIT 7

                             WARRANTY BILL OF SALE

         In consideration of the allocable portion of the Purchase Price given by FDC Group, Inc. ("Buyer") to Mirocon, Inc. ("Seller"), as set forth and described in that certain Assets Purchase Agreement, dated as of December 1st, 1997 (the "Purchase Agreement"), and in consideration of the covenants, promises, representations and warranties set forth in the Purchase Agreement, the receipt of which consideration is hereby acknowledged by Seller identified in the Purchase Agreement, Seller does hereby grant, sell, transfer, convey, and deliver to Buyer this date, all of its rights, title, and interest in the assets (consisting of the Operating Assets as provided in the Purchase Agreement) listed and described in Schedule A which is attached to and made part of this Exhibit.

         Seller and Shareholder warrants and agrees to defend against all persons the title of all such property for the benefit of Buyer and its legal representatives, successors and assigns.

         In witness whereof, Seller and Shareholder have signed and delivered this warranty bill of sale this 1st day of December 1997.

MIROCON, INC.



By:  /s/ Ronald R. Rudzinski
     ---------------------------------
     Ronald R. Rudzinski, President

SHAREHOLDER:



/s/ Ronald R. Rudzinski
--------------------------------------
Ronald R. Rudzinski

                      SCHEDULE A TO WARRANTY BILL OF SALE
                       LISTING AND DESCRIPTION OF ASSETS


                   See Exhibit 1A to Asset Purchase Agreement

                                                                       EXHIBIT 8

                              WARRANTY ASSIGNMENT


         In consideration of the allocable portion of the Purchase Price given by FDC Group, Inc. ("Buyer") to Mirocon, Inc. ("Seller"), as set forth and described in that certain Assets Purchase Agreement, dated as of December 1st, 1997 (the "Purchase Agreement"), and in consideration of the covenants, promises, representations and warranties set forth in the Purchase Agreement, the receipt of which consideration is hereby acknowledged by Seller identified in the Purchase Agreement, Seller does hereby sell, assign and transfer to Buyer as of this date, all of its rights, title, and interest in the Customer Agreements (as defined in the Purchase Agreement) and other rights and agreements, if any, as listed and described in Schedule A which is attached to and made part of this Exhibit.

          Seller and Shareholder warrants and agrees to defend against all persons the title of and rights in all such Customer Agreements and other rights agreements for the benefit of Buyer and its legal representatives, successors and assigns.

         In witness whereof, Seller and Shareholder have signed and delivered this warranty assignment this 1st day of December 1997.


MIROCON, INC.



By:  /s/ Ronald R. Rudzinski
     --------------------------------
     Ronald R. Rudzinski, President

SHAREHOLDER:


/s/ Ronald R. Rudzinski
-------------------------------------
Ronald R. Rudzinski

                       SCHEDULE A TO WARRANTY ASSIGNMENT
                      LISTING AND DESCRIPTION OF CUSTOMER
                         AGREEMENTS, ORDERS AND CLAIMS

Invoice, Or-
der, Contract
or Other
Number                    Date             Title and/or Type of Document(s)           Description
-------------         -------------        --------------------------------  -----------------------------

                   See Exhibit 1B to Asset Purchase Agreement

                                PROMISSORY NOTE

$470,500.00                                                           DENVER, CO
                                                               DECEMBER 19, 1997


         FOR VALUE RECEIVED, the undersigned (hereinafter "Maker") promises to pay to the order of Mirocon, Inc. (hereinafter "Holder"), or order, the principal sum of Four Hundred Seventy Thousand Five Hundred Dollars ($470,500.00), in lawful money of the United States, on the following terms and conditions:

         1.      PAYMENTS.  Payments due hereunder shall be due as follows:

                 a. $50,000 in principal due on January 15, 1998, with no interest being charged or accrued during this period;

                 b. As to the remaining principal balance of $420,500, there shall be payments of principal only payments of $7,000 per month for a period of five (5) months with payments due on the 1st day of each month with the first payment due on February 1, 1998, and the last payment due on June 1, 1998; with no interest being charged or accrued during this period;

                 c. As to the remaining principal balance of $385,500, there shall be payments of principal and interest at the rate of eight percent (8%) per annum accruing as of June 1, 1998, amortized over a fifty-five (55) month term, payable in monthly installments of $8,395.52, due on the 1st day of each month with the first payment due on July 1, 1998, and the last payment due on January 1, 2003; and

                 d. Notwithstanding (b) and (c), hereof, if Maker closes an initial public offering ("IPO") of its securities, Maker shall pay Holder the lesser of (i) $160,250, or
                          (ii) any unpaid amount of principal and accrued interest, if any, due on this Note at the time of the closing of the IPO. If, after payment of the amount specified in (i) or (ii), hereof, any principal of this Note remains outstanding, such amount shall be paid in equal monthly installments without interest over a period of twenty four (24) months, with each monthly payment due by the 1st day of each month following the month in which the IPO closes.

         2. PLACE OF PAYMENT. Principal and interest on this Note shall be payable at 8311 Bruns Drive, Fort Collins, CO 80525 or at such other place as the Holder of this Note may designate in writing.


                                   EXHIBIT 9

         3. LATE CHARGE. Maker shall pay to Holder a late charge of five percent (5%) of any payment not received by Holder within ten (10) days after the payment is due.

         4. APPLICATION OF PAYMENTS. Each payment received regarding this Note shall be applied first to the payment of late charges, if any; second to the payment of accrued default interest; third to the payment of accrued interest; and the balance to the reduction of principal, as applicable.

         5. PREPAYMENT. Advance payments or other additional payments may be made on this Note at any time without notice or penalty. Such prepayments shall be applied to reduce the amounts of the principal balance next due and owing. Any such payments shall not postpone any succeeding monthly installment due hereunder.

         6.      DEFAULT AND ACCELERATION.  If any payment required by thus
Note is not paid within ten (10) days after the payment is due, this Note shall be in default. Upon default, the entire principal amount outstanding and accrued interest thereon may be accelerated, at the option of the Holder and, upon acceleration, shall at once become due and payable. To exercise this option, Holder shall give Maker a Notice of Default and Acceleration specifying the amount of the nonpayment and the date for payment of such nonpayment, which date shall not be less than ten (10) days from the date such Notice is mailed or otherwise delivered to Maker. Maker may reinstate the terms of this Note, as such was immediately before the Notice, by timely payment of the amount of nonpayment as specified in the Notice of Default and Acceleration. Unless so reinstated, the indebtedness shall bear interest at the increased rate of twelve percent (12%) per annum from the date of the default. Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorneys' fees.

         7. WAIVER OF DEMAND, PRESENTMENT, PROTEST AND NOTICE. Subject to paragraph 6 hereof, Maker hereby waives demand, presentment, protest, notice of protest and notice of nonpayment or notice of dishonor of this Note.

         8. NO WAIVER. (a) Failure to accelerate the indebtedness evidenced hereby by reason of a Default hereunder, acceptance of a past due installment, or consents granted from time to time shall not be construed:

                 (i) as a novation of this Note or as a waiver of such right of acceleration or the right of Holder thereafter to insist upon strict compliance with the terms of this Note; and

                 (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder by the laws of the State of Colorado.

         (b) No extension of the time for the payment of this Note, nor any amendment or modification of any term or provision of this Note, shall operate to release, discharge, modify, change or affect the obligations of the Maker herein, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, bu only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         9. GOVERNING LAW. This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado.

         10. STATUS OF NOTE. It is hereby acknowledged that this Note is being utilized solely for commercial purposes and not for personal, family, or household purposes.

         11. NOTICE. Any notice required to be given hereunder shall be deemed to have been given on the fifth (5th) day following the date on which such notice is deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Maker:
         FDC Group, Inc.
         3665 JFK Parkway, Bldg. 1
         Fort Collins, CO  80525
         Attn:  Jerald H. Donnan, President

         If to Holder:
         Mirocon, Inc.
         8311 Bruns Drive
         Fort Collins, CO  80525

or to such other address as may be designated by the parties from time to time.

         12. GENDER. Words in this Note in one gender shall be deemed to include other genders, and the singular, where appropriate.

         13.     TIME.  Time is of the essence regarding this Note.

                                        MAKER:
                                        FDC GROUP, INC.


                                        By: /s/  Jerald H. Donnan
                                           -------------------------------------
                                            Jerald H. Donnan, President